As filed with the Securities and Exchange Commission on January 30, 2026

Registration No. 333-290657

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMAZE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	5961	87-3905007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2901 West Coast Highway, Suite 200

Newport Beach, CA 92663

(888) 672-0365
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Aaron Day

Chief Executive Officer
Amaze Holdings, Inc.
2901 West Coast Highway, Suite 200

Newport Beach, CA 92663
(888) 672-0365
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Harris, Esq.
Joshua Battat, Esq.
Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-290657) is being filed as an “exhibits-only” filing solely to amend Item 16(a) of Part II thereof. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. Capitalized terms used and not otherwise defined in this Amendment have the meanings given them in the complete Registration Statement, the most recent version of which was filed on October 1, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

Expense	Amount
SEC Registration Fee		$1,953.05
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Fees and expenses		*
Total	$	*

*	These fees will be determined based on the securities offered and the number of issuances and accordingly cannot be specified at this time.

Item 14. Indemnification of Directors and Officers.

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Registrant’s articles of incorporation and bylaws provide for the indemnification of its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe their conduct was unlawful. The Registrant has also entered into customary indemnification agreements with each of its directors and officers that provide them, in general, with customary indemnification in connection with their service to the Registrant or on the Registrant’s behalf. The Registrant also maintains officers’ and directors’ liability insurance that insures against liabilities that its officers and directors may incur in such capacities.

The Registrant’s articles of incorporation limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes. The above discussion of our articles of incorporation, bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws and applicable Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Since September 1, 2022, we have issued unregistered securities to a limited number of persons as described below (share information reflects a 1-for-23 reverse stock split of our common stock effected June 12, 2025):

II-1

Issuances to Vendors and Consultants

Between December 15 and December 18, 2022, the Company entered into agreements with the vendors pursuant to which the Company agreed to issue a total of 42,174 shares of its common stock to the vendors plus up to an additional 44,783 shares of common stock upon the Company achieving specified revenue-related performance objectives within identified timeframes.

On June 18, 2025, we issued 22,608 shares of common stock to an accredited investor as compensation for business development services.

On July 11, 2025, we issued 100,000 shares of common stock to an accredited investor as compensation for strategic advisory services.

Grants of Restricted Stock, Stock Options and Restricted Stock Units

On April 27, 2023, Company granted to its Chief Executive Officer (i) an inducement award of 20,171 shares of restricted stock, (ii) 43,479 stock options exercisable at $23.00 per share, subject to vesting and (iii) stock-settled, performance-based restricted stock units having a target payout amount equal to $154,726, pursuant to an employment agreement.

On May 11, 2023, the Company granted to its Executive Vice President of Sales and Marketing (i) an inducement award of 16,564 shares of restricted stock and (ii) stock-settled, performance-based restricted stock units having a target payout amount equal to $89,753, pursuant to an employment agreement.

On May 25, 2023, the Company granted to its Chief Financial Officer and Secretary (i) an inducement award of 8,542 shares of restricted stock, (ii) 21,740 stock options exercisable at $23.00 per share, subject to vesting, and (iii) stock-settled, performance-based restricted stock units having a target payout amount equal to $63,575, pursuant to an employment agreement.

Issuance and Sale of Series A Preferred Stock

On August 2, 2023, the Company entered into a securities purchase agreement with two accredited investors pursuant to which the Company issued and sold a total of 10,000 shares of Series A convertible preferred stock at a price per share of $100, for a total purchase price of $1.0 million. The Company previously engaged The Oak Ridge Financial Services Group, Inc. (“Oak Ridge”) to serve as a financial adviser in connection with the capital raising activities and, in connection with this private placement, the Company agreed to pay Oak Ridge a cash fee equal to 5.0% of the gross proceeds received by the Company.

Issuance and Sale of Series B Preferred Stock

Between April and May 2024 and October through November 2024, the Company issued and sold a total of 50,000 shares of Series B convertible preferred stock to 37 accredited investors at $100.00 per share, for an aggregate purchase price of $5.0 million. The Company agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received from the sale of Series B Preferred Stock to investors introduced by Oak Ridge. In addition, the Company issued to Oak Ridge seven-year warrants to purchase up to a total of 13,044 shares of the Company’s common stock at an exercise price equal to $11.50 per share.

Issuance and Sale of Promissory Notes

On October 8, 2024, the Company issued and sold an aggregate principal amount of $600,000 of secured convertible promissory notes and 5-year warrants to purchase up to 32,174 shares of common stock at an exercise price equal to $9.20 per share.

On February 6, 2025, the Company entered into a securities purchase agreement with three accredited investors, pursuant to which the Company agreed to sell up to an aggregate principal amount of $3,300,000 of secured original issue discount notes and shares of the Company’s common stock. At the initial closing, the Company issued and sold $1,650,000 aggregate principal amount of notes and a total of 11,776 shares of common stock. On April 14 and 15, 2025, the Company closed on the sale of an additional $1,100,000 aggregate principal amount of notes.

II-2

Between May 2 and June 10, 2025, the Company issued and sold $270,000 aggregate principal amount of OID convertible promissory notes plus 5-year warrants to purchase common stock at an exercise price of $11.50 per share to two accredited investors in a private placement. The OID convertible promissory notes were issued with original issuance discount of $45,000, resulting in gross proceeds of $225,000 to the Company.

On June 11, 2025, the Company entered into note purchase agreements with two accredited investors, pursuant to which the Company issued an aggregate principal amount of $287,000 of promissory notes and warrants to purchase up to 4,076 shares of common stock at an exercise price of $18.40 per share.

Between May 14 and June 10, 2025, the Company issued and sold $1,200,000 aggregate principal amount of subordinated secured promissory notes to accredited investors in a private placement. One of the investors is an affiliate of David Yacullo, a director of the Company. The subordinated secured promissory notes were issued with original issuance discount of $200,000, resulting in gross proceeds of $1,000,000 to the Company.

On August 11, 2025 the Company issued amended and restated convertible promissory notes in the aggregate principal amount of $1,200,000 (the “New Notes”), which amended and replaced subordinated secured promissory notes in the aggregate principal amount of $600,000 issued on May 28, 2025 to two accredited investors. In connection with the New Notes, the Company issued a warrant to purchase up to 75,000 shares of common stock at an exercise price equal to $8.00 per share to one of the accredited investors. The New Notes reflect additional loan proceeds of $600,000 to the Company.

On September 11, 2025, we entered into a securities purchase agreement with three accredited investors, pursuant to which we issued an aggregate principal amount of $4,143,234.25 of senior secured original issue discount convertible promissory notes in exchange for approximately $3,043,234 of aggregate outstanding principal amount, plus accrued interest, of existing secured original issue discount notes held by the investors and $1,000,000 in cash.

Issuance and Sale of Series D Preferred Stock

On March 7, 2025, the Company issued 750,000 shares of Series D convertible preferred stock and warrants to purchase an aggregate of 380,435 shares of common stock to securities holders of Amaze Software, Inc. As a result of this transaction, Amaze Software, Inc. became a wholly owned subsidiary of the Company. On June 12, 2025, all outstanding shares of the Series D convertible preferred stock automatically converted into an aggregate of 4,076,115 shares of common stock.

Issuance and Sale of Series C Preferred Stock

Between March and May, 2025 the Company issued and sold a total of 8,550 shares of Series C convertible preferred stock to 14 accredited investors at a purchase price of $100.00 per share, plus warrants to purchase 74,348 shares of common stock. The Company agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received from the sale of Series C convertible preferred stock to investors introduced by Oak Ridge.

Issuance of Warrant

In June 2025, we issued warrants to purchase a total of 69,566 shares of common stock at an exercise price of $17.25 per share to two accredited investors in connection with the refinancing of a debt obligation

Equity Line of Credit

Pursuant to a securities purchase agreement dated May 6, 2025 between the Company and C/M Capital Master Fund, LP (the “Purchaser”), the Company has issued and sold a total of 719,040 shares of common stock (the “Purchase Shares”) for an aggregate purchase price of $4,349,842. These issuances and sales, which occurred between July 1 and September 26, 2025, were made following written notices delivered by the Company to the Purchaser, directing the Purchaser to purchase the Purchase Shares. In connection with those sales, the Company also issued a total of 5,318 shares of common stock to the Purchaser as commitment shares.

The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. Persons who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on any certificates or book-entry notations evidencing the securities issued in such transactions. None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering.

Item 16. Exhibits and financial statement schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes thereto that are incorporated by reference into this registration statement.

II-3

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 25, 2024, by and among Fresh Vine Wine, Inc., FVW Merger Sub, Inc., and Notes, Live, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed January 29, 2024)
2.2	Business Combination Agreement dated as of November 3, 2024 by among Fresh Vine Wine, Inc., Amaze Holdings Inc., VINE Merger Sub Inc., Adifex Merger Sub LLC and Adifex Holdings LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed November 7, 2024)
2.3	Amended and Restated Agreement and Plan of Merger dated as of March 7, 2025 by and among Fresh Vine Wine, Inc., Amaze Holdings, Inc., Amaze Software, Inc. (“Amaze”), the Stockholders of Amaze listed on Schedule I and signatory thereto, and Aaron Day, solely in his capacity as the Holders’ Representative (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed March 10, 2025)
3.1	Plan of Conversion (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K filed March 31, 2022)
3.2	Articles of Incorporation of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed December 20, 2021)
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on August 2, 2023)
3.4	Amendment No. 1 to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on August 2, 2023)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on March 20, 2024)
3.6	Certificate of Amendment to Articles of Incorporation ((incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed March 13, 2025)
3.7	Amended and Restated Bylaws of Fresh Vine Wine, Inc. (effective as of March 24, 2025 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed March 13, 2025)
3.8	Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K/A filed April 9, 2025)
3.9	Certificate of Designation of Preferences, Rights, and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed March 10, 2025)
3.10	Certificate of Amendment to the Articles of Incorporation effective June 12, 2025 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 13, 2025)
4.1	Form of specimen certificate representing shares of common stock of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)
4.2	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed December 20, 2021)
4.3	Form of Common Stock Purchase Warrant issued in rights offering (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)
4.4	Form of Warrant Agency Agreement between Fresh Vine Wine, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)
4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on April 2, 2024)
4.6	Description of the Capital Stock Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 to Annual Report on Form 10-K filed March 31, 2022)
5.1+	Opinion of Maslon LLP
10.1†	Alternating Proprietorship Agreement dated July 2019 by and between Fior di Sole, LLC and Fresh Grapes, LLC (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 (File No. 333-261037) filed on November 12, 2021)

II-4

10.2	Custom Winemaking and Bottling Agreement dated September 2019 by and between Fior di Sole, LLC and Fresh Grapes, LLC (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 (File No. 333-261037) filed on November 12, 2021)
10.3#	Form of Founders’ Option Agreement (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)
10.4#	Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed December 20, 2021)
10.5#	Form of Indemnification Agreement between Fresh Vine Wine, Inc. and each of its officers and directors (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1/A (File No. 333-261037) filed November 29, 2021)
10.6#	Form of Restricted Stock Unit Agreement, pursuant to the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan, between Fresh Vine Wine, Inc. and each of Timothy Michaels and Elliot Savoie (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1/A filed November 29, 2021)
10.7#	Form of Stock Option Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to Annual Report on Form 10-K filed March 31, 2022)
10.8#	Form of Employee Restricted Stock Unit Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to Annual Report on Form 10-K filed March 31, 2022)
10.9#	Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 13, 2025)
10.10	Form of Secured Original Issue Discount Promissory Note (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 13, 2025)
10.11	Pledge Agreement dated as of February 6, 2025 by and between Fresh Vine Wine, Inc. and each of the investors listed therein (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed February 13, 2025)
10.12	Form of Merger Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed March 10, 2025)
10.13	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed March 31, 2025)
10.14	Form of Subordinated Secured Promissory Note (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed May 20, 2025)
10.15	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed August 13, 2025)
10.16	Amended and Restated Convertible Promissory Note dated August 11, 2025 (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed August 13, 2025)
10.17	Amended and Restated Convertible Promissory Note dated August 11, 2025 (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed August 13, 2025)
10.18	Warrant to Purchase Shares of Common Stock dated August 11, 2025 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed August 13, 2025)
10.19	Securities Purchase Agreement dated as of September 11, 2025 among Amaze Holdings, Inc. and the investors listed therein. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 17, 2025)
10.20	Form of Senior Secured Original Issue Discount Convertible Promissory Note dated September 11, 2025 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed September 17, 2025)
10.21	Security Agreement dated as of September 11, 2025 between Amaze Holdings Inc. and the Collateral Agent for the benefit of each of the investors (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed September 17, 2025)
10.22	Subsidiary Guarantee dated as of September 11, 2025 among Amaze Holdings, Inc. and the subsidiaries identified therein, in favor of C/M Capital Master Fund, LP as collateral agent (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed September 17, 2025)
10.23	Pledge Agreement dated as of September 11, 2025 between Amaze Holdings, Inc. and C/M Capital Master Fund, LP as collateral agent(incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed September 17, 2025
10.24	Registration Rights Agreement dated as of September 11, 2025 among Amaze Holdings, Inc. and the investors identified therein (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed September 17, 2025)
23.1*	Consent of Wipfli LLP
23.2*	Consent of Bush & Associates CPA LLC
23.3+	Consent of Maslon LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on Signature Page)
107+	Filing Fee Table

#	Management contract or compensatory plan
†	Certain portions of this exhibit have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.
*	Filed herewith
+	Previously filed

II-5

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-6

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 30, 2026.

AMAZE HOLDINGS, INC.

By	/s/ Aaron Day
Aaron Day
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Aaron Day	Chief Executive Officer and Director	January 30, 2026
Aaron Day	(Principal Executive Officer)

/s/ Joel Krutz	Chief Financial Officer	January 30, 2026
Joel Krutz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Pruitt	Director	January 30, 2026
Michael Pruitt

/s/ Eric Doan	Director	January 30, 2026
Eric Doan

/s/ Peter Deutschman	Director	January 30, 2026
Peter Deutschman

/s/ David Yacullo	Director	January 30, 2026
David Yacullo

/s/ Amrapali Gan	Director	January 30, 2026
Amrapali Gan

/s/ Sandra Hawkins	Director	January 30, 2026
Sandra Hawkins

II-8